Exhibit 10.4

VIA FEDEX ENVELOPE

January 25, 2013

Mr. Gregory J. Bayne

Contracting Officer

United States Postal Service

475 L’Enfant Plaza S.W.

Washington, D.C. 20260-6210

RE:	Transportation Agreement dated July 31, 2006 (the “Transportation Agreement”) between the United States Postal Service (the “USPS”) and Federal Express Corporation (“FedEx”)

Change in Conversion Factor

Dear Mr. Bayne:

As provided in the previously amended Paragraph A.1.a. of Exhibit B to the Transportation Agreement, the USPS and FedEx agree that the Conversion Factor is [ * ] effective on the September Schedule Period that began on September 3, 2012.

By signing this letter, the USPS and FedEx agree to this amendment of the Transportation Agreement. All capitalized terms have the meanings set out in the Transportation Agreement.

Please sign both counterparts of this letter, retain one for the USPS’ records, and return the other fully executed counterpart to:

Myla Williams

Legal Department

Federal Express Corporation

3620 Hacks Cross Road

Building B, 3rd Floor

Memphis, Tennessee 38125

(901) 434-8362

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Federal Express Corporation

Letter Agreement

January 25, 2013

If you should have any questions, please call Myla Williams at (901) 434-8362 or Ron Stevens at (901) 434-8954 or. Thank you.

Sincerely,

FEDERAL EXPRESS CORPORATION

/s/ PAUL J. HERRON

Paul J. Herron
Vice President
Postal Transportation Management

AGREED TO AND ACCEPTED this 25 day of Jan, 2013.

THE UNITED STATES POSTAL SERVICE

By:	/s/ GREGORY BAYNE

Its:	Contracting Officer
The “USPS”

cc:	Joseph Anzelone
Michael Cotter
Mary Taylor

MUW/.970039